UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2011

SHENGDATECH, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31937	26-2522031
(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 2003, East Tower, Zhong Rong Heng Rui International Plaza, 620 Zhang Yang Road, Pudong District, Shanghai 200122 People’s Republic of China
(Address of principal executive offices)

86-21-58359979
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 18, 2011, Shengdatech, Inc. (the “Company”) issued a press release announcing that on March 16, 2011, it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) advising the Company that due to its inability to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the Securities and Exchange Commission in a timely manner, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1).  The Company also received a request for information and documents from the Listing Investigation department of Nasdaq.

Nasdaq has requested that the Company submit, prior to March 31, 2011, a plan to regain compliance.  If Nasdaq accepts the Company’s plan, Nasdaq can grant up to 180 calendar days from March 31, 2011, to regain compliance.  The Company currently intends to submit a plan to regain compliance with the Listing Rules as soon as reasonably practicable.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit
Number          Description

99.1	Press Release dated March 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGDATECH, INC.

By:	/s/ Xiangzhi Chen
Name:	Xiangzhi Chen
Title:	Chairman and Chief Executive Officer

Date: March 18, 2011